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                      [LETTERHEAD OF BERNSTEIN & WASSERMAN]

                                                              January 10, 1997

Interiors, Inc.
320 Washington Street
Mt. Vernon, New York 10553

Ladies and Gentlemen:

         We have acted as counsel for Interiors, Inc., a Delaware company (the "Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 60,000 shares of the Company's Class A Common Stock, $.001 par value ("Common Stock"), issued to Robert Leopold pursuant to a certain Marketing and Organizational Agreement dated January 4, 1994, and a certain Amendment to Marketing and Organizational Agreement, dated November 13, 1995 (the "Agreement").

         In that connection, we have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement, Agreement, corporate proceedings of the Company relating to the issuance of the Common Stock pursuant to the Agreement, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and, has been duly and validly issued, fully paid and nonassessable.

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         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Bernstein & Wasserman, LLP

                                           BERNSTEIN & WASSERMAN, LLP